UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2012

GREEN ENERGY RENEWABLE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-52438	65-0855736
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

2029 Paradise Road, Las Vegas, NV 89104

(Address of principal executive offices)(Zip Code)

702 - 331 - 8427

 (Registrant’s telephone number, including area code)

2580 Anthem Village Drive, Henderson, NV, 89052

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01Completion of Acquisition or Disposition of Assets

On February 04, 2012 Green Renewable Energy Solutions, Inc., an entity organized pursuant to the laws of the State of South Carolina entered into an Asset Purchase Agreement with Green Energy Renewable Solutions, Inc. F/K/A E World Interactive, Inc., the Issuer herein. Under the terms of the Asset Purchase Agreement Green Energy Renewable Solutions F/K/A E World Interactive, Inc., purchased all of the assets of Green Renewable Energy Solutions, Inc. for 4,604,667 common shares of Green Energy Renewable Solutions, Inc. F/K/A E World Interactive, Inc. and a further 2,302,333 common shares of deferred consideration.

On February 01, 2012 in accordance with the Letter of Intent dated September 17, 2011 and prior to the completion of the Asset Purchase Agreement, the subsidiary company of Green Energy Renewable Solutions, Inc. (F/K/A E World Interactive, Inc.) E World Corp including its subsidiary company, Media and Technology Solutions, Inc. was spun out as a separate private company by way of share dividend with one E World Corp share issued for every share held on the date of the reverse split approval, January 26, 2012.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 12, 2011, Eworld Interactive, Inc. (the “Company”) sent to the Division of Corporations, Amendment Section, Florida Secretary of State an Amendment specifying a name change from Eworld Interactive, Inc. to Green Energy Renewable Solutions, Inc. FINRA approved the name change on January 26, 2012.

Item 8.01 Other Events

On January 26, 2012, the Financial Industry Regulatory Authority approved Issuer’s 5:1 reverse split of its issued and outstanding common stock.

Issuer’s corporate address has changed to 2029 Paradise Road, Las Vegas, NV 89104.

(c) Exhibits

Exhibit No.	Description

3.1	Amendment to Articles of Incorporation

99.1	Asset Purchase Agreement dated February 04, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Energy Renewable Solutions, Inc.

Dated: February 24, 2012	By:	/s/ Gerry Shirren
Gerry Shirren
Title: Secretary